Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2021, in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-252073) and related Prospectus of Clover Health Investments, Corp. for the registration of 303,904,202 Shares of Class A Common Stock, 10,933,333 Warrants to Purchase Shares of Class A Common Stock and 38,533,271 Shares of Class A Common Stock Underlying Warrants.

/s/ Ernst & Young, LLP

New York, New York

April 6, 2021